ACKNOWLEDGMENT

     The undersigned for himself, individually, and on behalf of Tradewinds Television, LLC ("TW"), acknowledges that, since the September 13, 1996 execution of the Interim Financing and Security Agreement (the "Agreement"), together with the original Secured Promissory Note in the maximum amount of $400,000, substituted Secured Promissory Note in the maximum amount of $600,000 (the "Old Note"), and additional Secured Promissory Note in the maximum amount of $722,997.18 (the "Additional Note") the interim financial requirements of TW will exceed the originally anticipated $400,000 maximum, substituted $600,000 maximum and increased $722,997.18 maximum. Accordingly, the undersigned has requested that the maximum be raised to $822,997.18. This acknowledgment will serve to amend the Agreement to increase the maximum to $822,997.18 and to provide an additional secured promissory note in the maximum amount of $100,000.00 in the form attached as Exhibit A hereto (the "New Note"). Reference in the Agreement to the "Note" shall be deemed to refer to the Old Note, the Additional Note and the New Note. In all other respects, the Agreement is unchanged and remains in full force and effect.

Executed this 19th day of November, 1996.

                                                 TRADEWINDS TELEVISION, LLC


                                                 By: ___________________________
                                                     Rick Pack, President



                                                  ------------------------------
                                                  RICK PACK, an individual